EXPENSE LIMITATION AGREEMENT

        THIS EXPENSE LIMITATION AGREEMENT is made as of the 4th day of June, 1999 by and between BT ADVISOR FUNDS, a Massachusetts Business trust (the "Trust"), BT INVESTMENT PORTFOLIOS, a New York trust (a "Portfolio Trust"), and BANKERS TRUST, a New York corporation (the "Adviser"), with respect to the following:

        WHEREAS, the Adviser serves as BT Advisor Funds' Investment Adviser pursuant to an Investment Advisory Agreement dated June 4, 1999, the Adviser serves as BT Investment Portfolios' Investment Adviser pursuant to an Investment Advisory Agreement dated June 4, 1999; and the Adviser serves as the Trust's Administrator pursuant to an Administration and Services Agreement dated September 15, 1995, as amended, (collectively, the "Agreements"); and

        WHEREAS, the Adviser has voluntarily agreed, under the Agreements, to waive its fees and reimburse expenses so that the total operating expenses for each of the Trust's series (each a "Fund," collectively the "Funds") and each Portfolio Trust's series (each a "Portfolio," collectively the "Portfolios") will not exceed the percentage of average daily net assets as set forth on Exhibit A; and

        WHEREAS, the Trust and the Adviser desire to formalize this voluntary fee waiver and expense reimbursement arrangement for a period beginning on June 4, 1999 and ending on April 30, 2000.

        NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1. The Adviser agrees to waive its fees and reimburse expenses for a period from June 4, 1999 to April 30, 2000 to the extent necessary so that each Fund's total annual operating expenses do not exceed the percentage of average daily net assets set forth on Exhibit A.

2. Upon the termination of the Investment Advisory Agreement or the Administration Agreement, this Agreement shall automatically terminate.

3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940 (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Massachusetts.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.


                                                 BT ADVISOR FUNDS

                /s/ Amy M. Olmert                      /s/ Daniel O. Hirsch
Attest:         ______________________           By:   ______________________
Name:           Amy M. Olmert                          Name: Daniel O. Hirsch
                                                       Title: Secretary


                                                 BT INVESTMENT PORTFOLIOS

                /s/ Amy M. Olmert                      /s/ Daniel O. Hirsch
Attest:         ______________________           By:   ______________________
Name:           Amy M. Olmert                          Name: Daniel O. Hirsch
                                                       Title: Secretary


                                                 BANKERS TRUST COMPANY

                /s/ Amy M. Olmert                      /s/ Ross Youngman
Attest:         ______________________           By:   ______________________
Name:           Amy M. Olmert                          Name: Ross Youngman
                                                       Title: Managing Director

                                    EXHIBIT A

                                                               Total Fund Operating Expenses Fund
                                                         (as a percentage of average daily net assets)
                                                         ---------------------------------------------
BT Advisor U.S. Bond Index Fund - Institutional Class                       0.15%
BT Advisor EAFE Equity Index Fund - Institutional Class                     0.40%
BT Advisor Small Cap Index Fund - Institutional Class                       0.25%